UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 10, 2012

Constellation Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-08495	16-0716709
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

207 High Point Drive, Building 100, Victor, NY 14564

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (585) 678-7100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 10, 2012, Constellation Brands, Inc. (the “Company”) and certain subsidiary guarantors (the “Guarantors”) entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Rabo Securities USA, Inc., Barclays Capital Inc., Goldman, Sachs & Co., and Wells Fargo Securities, LLC (the “Underwriters”) for the sale by the Company of $600.0 million aggregate principal amount of 6% Senior Notes due 2022 (the “Notes”) for a public offering price of 100% of the principal amount of the Notes. The offering is being made by a prospectus and prospectus supplement, each dated April 10, 2012 and together filed with the Securities and Exchange Commission (“SEC”) on April 11, 2012. The Underwriters will purchase the Notes from the Company at 98.75% of their principal amount.

The Notes will be issued under an Indenture to be dated as of April 17, 2012 (the “Indenture”) (as supplemented by Supplemental Indenture No. 1 thereto to be dated as of April 17, 2012 (the “Supplemental Indenture”)) among the Company, the Guarantors, and Manufacturers and Traders Trust Company, as trustee (the “Trustee”). The offering is scheduled to close on April 17, 2012, subject to customary closing conditions.

The Underwriters and their affiliates have performed and may in the future perform various investment banking, brokerage, commercial banking and advisory services for the Company from time to time for which they have received or will receive customary fees and expenses. In particular, affiliates of certain of the Underwriters are currently lenders under the Company’s Credit Agreement dated June 5, 2006 (as amended effective February 23, 2007, November 19, 2007 and January 25, 2010, the “Credit Agreement”), borrowings under which might be reduced or retired with proceeds of the offering. The aggregate amount of net proceeds from this offering, excluding underwriting compensation, which might be used to reduce or retire the balance of a loan or credit facility extended by an individual Underwriter and its affiliates, or otherwise directed to an individual Underwriter and its affiliates, will constitute less than 5% of the proceeds of the sale of the Notes. Certain affiliates of the Underwriters are expected to be lenders under a proposed replacement of the Credit Agreement. Affiliates of certain of the Underwriters are agents and lenders under certain credit facilities to members of the Sands family and other affiliates of the Company and the Sands family, certain of which credit facilities are secured by pledges of shares of class A common stock and class B common stock of the Company.

The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The description above is a summary and is qualified in its entirety by the Underwriting Agreement, which is filed herewith as Exhibit 1.1 and incorporated by reference herein and as an exhibit to the Company’s registration statement on Form S-3 (File No. 333-179266) filed with the SEC on January 31, 2012 (the “Form S-3”). The form of Indenture, the form of Supplemental Indenture (which includes the forms of the Notes and the Guarantees thereof of the Guarantors), and a legal opinion of McDermott Will & Emery LLP are filed herewith, as Exhibits 4.1, 4.1.1 and 5.1, respectively, for incorporation as exhibits into the Form S-3.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
1.1	Underwriting Agreement, dated April 10, 2012, among the Company, the Guarantors, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Rabo Securities USA, Inc., Barclays Capital Inc., Goldman, Sachs & Co., and Wells Fargo Securities, LLC.

4.1	Form of Indenture among the Company, as Issuer, certain subsidiaries, as Guarantors, and Manufacturers and Traders Trust Company, as Trustee.

4.1.1	Form of Supplemental Indenture No. 1 among the Company, as Issuer, certain subsidiaries, as Guarantors, and Manufacturers and Traders Trust Company, as Trustee.

5.1	Opinion of McDermott Will & Emery LLP dated April 16, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CONSTELLATION BRANDS, INC.

Dated: April 16, 2012	By:	/s/ Robert Ryder
Robert Ryder
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
(1)	UNDERWRITING AGREEMENT

(1.1)	Underwriting Agreement, dated April 10, 2012, among the Company, the Guarantors, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Rabo Securities USA, Inc., Barclays Capital Inc., Goldman, Sachs & Co., and Wells Fargo Securities, LLC.

(2)	PLAN OF ACQUISITION, REORGANIZATION, ARRANGEMENT, LIQUIDATION OR SUCCESSION

Not Applicable.

(3)	ARTICLES OF INCORPORATION AND BYLAWS

Not Applicable.

(4)	INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES

(4.1)	Form of Indenture among the Company, as Issuer, certain subsidiaries, as Guarantors, and Manufacturers and Traders Trust Company, as Trustee.

(4.1.1)	Form of Supplemental Indenture No. 1 among the Company, as Issuer, certain subsidiaries, as Guarantors, and Manufacturers and Traders Trust Company, as Trustee.

(5)	OPINION REGARDING LEGALITY

(5.1)	Opinion of McDermott Will & Emery LLP dated April 16, 2012.

(7)	CORRESPONDENCE FROM AN INDEPENDENT ACCOUNTANT REGARDING NON-RELIANCE ON A PREVIOUSLY ISSUED AUDIT REPORT OR COMPLETED INTERIM REVIEW

Not Applicable.

(14)	CODE OF ETHICS

Not Applicable.

(16)	LETTER RE CHANGE IN CERTIFYING ACCOUNTANT

Not Applicable.

(17)	CORRESPONDENCE ON DEPARTURE OF DIRECTOR

Not Applicable.

(20)	OTHER DOCUMENTS OR STATEMENTS TO SECURITY HOLDERS

Not Applicable.

(23)	CONSENTS OF EXPERTS AND COUNSEL

Not Applicable.

(24)	POWER OF ATTORNEY

Not Applicable.

(99)	ADDITIONAL EXHIBITS

Not Applicable.

(100)	XBRL-RELATED DOCUMENTS

Not Applicable.

(101)	INTERACTIVE DATA FILE

Not Applicable.